Exhibit 99.1

WHITING PETROLEUM CORPORATION

RESTRUCTURING TERM SHEET

April 1, 2020

This restructuring term sheet (this “Term Sheet”) presents the principal terms of a proposed financial restructuring (the “Restructuring”) of the existing indebtedness of Whiting Petroleum Corporation (“Parent”) and its subsidiaries that are identified below (collectively, the “Company” or the “Debtors”), which Restructuring will be consummated by commencing prearranged cases under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) to pursue a chapter 11 plan of reorganization containing the terms set forth herein. This is the Term Sheet referred to in, and appended to, the Restructuring Support Agreement dated as of April 1, 2020, by and among the Company and the other parties signatory thereto (as amended, supplemented, or otherwise modified from time to time, the “RSA”). Capitalized terms used but not otherwise defined herein will have the meanings ascribed to such terms in Annex 1.

THIS TERM SHEET DOES NOT CONSTITUTE (NOR WILL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY PLAN OF REORGANIZATION, IT BEING UNDERSTOOD THAT SUCH AN OFFER, IF ANY, ONLY WILL BE MADE IN COMPLIANCE WITH APPLICABLE PROVISIONS OF SECURITIES, BANKRUPTCY, AND/OR OTHER APPLICABLE LAWS.

THIS TERM SHEET DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE COMPLETION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN (OTHER THAN THE RSA). THE CLOSING OF ANY TRANSACTION WILL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS.

OVERVIEW

Company:	Parent, Whiting Oil and Gas Corporation, Whiting US Holding Company, Whiting Canadian Holding Company Unlimited Liability Corporation, and Whiting Resources Corporation (collectively, the “Company” or the “Debtors”).

Proposed Filing Date and Venue:	No later than April 1, 2020 (the “Petition Date”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

Claims and Interests to be Restructured:

Revolving Credit Agreement Claims: consisting of up to $1.072 billion in principal amount, including reimbursement obligations in respect of letters of credit, plus accrued and unpaid interest (at the non-default rate), fees, and other expenses arising and payable under that certain Seventh Amended and Restated Credit Agreement, dated as of April 12, 2018 (as amended, modified, or otherwise supplemented from time to time, the “Revolving Credit Agreement”), by and among Whiting Oil and Gas Corporation, as borrower, Whiting Petroleum Corporation, as parent guarantor, JPMorgan Chase Bank, N.A., as administrative agent (the “Revolving Credit Agreement Agent”), and the lenders thereunder (together with the other Secured Parties (as defined therein), the “Revolving Credit Agreement Lenders”) (the Claims thereunder, the “Revolving Credit Agreement Claims”) party thereto from time to time.

Senior Notes Claims: Approximately $2.371 billion in aggregate principal amount, consisting of:

(i) approximately $774 million in principal amount, plus accrued and unpaid interest, fees, and other expenses arising and payable pursuant to the 5.750% Senior Notes due 2021 (the “2021 Senior Notes,” and the holders thereof, the “2021 Senior Noteholders”) or that certain indenture, dated as of September 12, 2013 (as amended, modified, or otherwise supplemented from time to time, the “2021 Senior Notes Indenture,” and the Claims thereunder, the “2021 Senior Notes Claims”), under which the 2021 Senior Notes were issued by and among Parent, as issuer, each of the guarantors named therein, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as indenture trustee;

(ii) approximately $408 million in principal amount, plus accrued and unpaid interest, fees, and other expenses arising and payable pursuant to the 6.250% Senior Notes due 2023 (the “2023 Senior Notes,” and the holders thereof, the “2023 Senior Noteholders”) or that certain indenture, dated as of March 27, 2015 (as amended, modified, or otherwise supplemented from time to time, the “2023 Senior Notes Indenture,” and the Claims thereunder, the “2023 Senior Notes Claims”), under which the 2023 Senior Notes were issued by and among Parent, as issuer, each of the guarantors named therein, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as indenture trustee;

(iii) approximately $1 billion in principal amount, plus accrued and unpaid interest, fees, and other expenses arising and payable pursuant to the 6.625% Senior Notes due 2026 (the “2026 Senior Notes,” and the holders thereof, the “2026 Senior Noteholders”) or that certain indenture, dated as of December 27, 2017 (as amended, modified, or otherwise supplemented from time to time, the “2026 Senior Notes Indenture,” and the Claims thereunder, the “2026 Senior Notes Claims”), under which the 2026 Senior Notes were issued by and among Parent, as issuer, each of the guarantors named therein, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as indenture trustee; and

(iv) approximately $189 million in principal amount, plus accrued and unpaid interest, fees, and other expenses arising and payable pursuant to the 1.250% Convertible Senior Notes due 2020 (the “Convertible Senior Notes,” and the holders thereof, the “Convertible Senior Noteholders,” and together with the 2021 Senior Noteholders, the 2023 Senior Noteholders and the 2026 Senior Noteholders, the “Senior Noteholders”) or that certain indenture, dated as of March 27, 2015 (as amended, modified, or otherwise supplemented from time to time, the “Convertible Senior Notes Indenture,” and the Claims thereunder, the “Convertible Senior Notes Claims,” and together with the 2021 Senior Notes Claims, the 2023 Senior Notes Claims and the 2026 Senior Notes Claims, the “Senior Notes Claims”), under which the Convertible Senior Notes were issued by and among Parent, as issuer, each of the guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as indenture trustee (in its capacities as indenture trustee under the 2021 Senior Notes Indenture, the 2023 Senior Notes Indenture, the 2026 Senior Notes Indenture, and the Convertible Senior Notes Indenture, the “Senior Notes Trustee”).

General Unsecured Claims: consisting of any prepetition Claim against the Company that is not a Revolving Credit Agreement Claim, a Senior Notes Claim, an Intercompany Claim, or a Claim that is secured, subordinated, or entitled to priority under the Bankruptcy Code (the “General Unsecured Claims”).

Existing Equity Interests: consisting of the shares of the class of common stock of Parent that existed immediately prior to the Effective Date.

Other Equity Interests: consisting of all Interests in Parent other than Existing Equity Interests.

TRANSACTION OVERVIEW

Overview of the Restructuring:

The Restructuring will be implemented through prearranged Chapter 11 Cases by the Company to pursue confirmation of the Plan. Votes on the Plan will be solicited from (i) holders of Senior Notes Claims and (ii) holders of Existing Equity Interests.

As a component of the Restructuring, (i) each Senior Noteholder will receive its Pro Rata share of 97.0% of New Common Shares in exchange for its Pro Rata share of the aggregate amount due under the Senior Notes Claims and (ii) each holder of Existing Equity Interests will be offered its Pro Rata share of 3.0% of New Common Shares and the Warrants.

As of the Effective Date, the Revolving Credit Agreement Claims, Senior Notes Claims, Existing Equity Interests, and Other Equity Interests will be cancelled, released, and extinguished and will be of no further force and effect.

Use of Cash Collateral:

The Restructuring will be financed by consensual use of cash collateral.

The Consenting Creditors shall support any order approving the consensual use of cash collateral (whether interim or final); provided that the interim order shall be substantially in the form attached hereto as Exhibit A.

TREATMENT OF CLAIMS AND INTERESTS

Administrative Expense Claims and Priority Tax Claims:	Except to the extent that a holder of an Allowed Administrative Expense Claim or an Allowed Priority Tax Claim agrees to a less favorable treatment, each holder of an Allowed Administrative Expense Claim and an Allowed Priority Tax Claim will receive, in full and final satisfaction of such Claim, Cash in an amount equal to such Allowed Claim on the Effective Date or as soon as practicable thereafter or such other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

Other Secured Claims:

Except to the extent that a holder of an Allowed Other Secured Claim agrees to a less favorable treatment, in full and final satisfaction of such Allowed Other Secured Claim, at the option of the Debtors or the Reorganized Debtors (subject to the consent of the Requisite Creditors), (i) each such holder will receive payment in full in Cash, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such Other Secured Claim becomes an Allowed Other Secured Claim, in each case, or as soon as reasonably practicable thereafter, (ii) such holder’s Allowed Other Secured Claim will be reinstated, or (iii) such holder will receive such other treatment so as to render such holder’s Allowed Other Secured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code.

Unimpaired – Presumed to Accept.

Other Priority Claims:	Except to the extent that a holder of an Allowed Other Priority Claim agrees to a less favorable treatment, in full and final satisfaction of such Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim will, at the option of the Debtors or the Reorganized Debtors (subject to the consent of the Requisite Creditors), (i) be paid in full in Cash or (ii) otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, in each case, or as soon as reasonably practicable thereafter.

Unimpaired – Presumed to Accept.

Revolving Credit Agreement Claims: Up to $1.072 billion in principal amount plus all other outstanding secured obligations thereunder

The Proceeds of the Exit Facility (if any) and/or the Debtors’ cash on hand shall be used to repay the Revolving Credit Agreement Claims in full in cash on the terms set forth therein.

Unimpaired – Presumed to Accept

Senior Notes Claims: $2.371 billion Allowed Claim

On the Effective Date, each holder of an Allowed Senior Notes Claim will receive, in full and final satisfaction of such Allowed Senior Notes Claim, its(i) Pro Rata share of 97.0% of the total New Common Shares issued pursuant to the Plan on the Effective Date, subject to dilution by the Warrant Equity and the MIP Equity and (ii) Pro Rata share of take-back debt, if any. The Debtors and Consenting Creditors agree to discuss whether and the extent to which take-back debt will be issued based on market conditions. To the extent any such take-back debt is agreed to, there will be a proportional adjustment to the allocation of New Common Shares and Warrants to take into account the issuance of such take-back debt.

Impaired – Entitled to Vote.

General Unsecured Claims:	[Each holder of a General Unsecured Claim will be satisfied by payment in full in cash on the Effective Date or be reinstated.][1] [Unimpaired – Presumed to Accept.]

Existing Equity Interests:

On the Effective Date, Existing Equity Interests will be cancelled, released, and extinguished and will be of no further force and effect. Each holder of Existing Equity Interests will receive such holder’s Pro Rata share of (i) the Warrants provided pursuant to the Plan on the Effective Date, subject to dilution by the MIP Equity, and (ii) 3.0% of the total New Common Shares issued pursuant to the Plan on the Effective Date, subject to dilution by the Warrant Equity and the MIP Equity.

Impaired – Entitled to Vote.

Other Equity Interests:	On the Effective Date, Other Equity Interests will be cancelled, released, and extinguished and will be of no further force and effect. Impaired – Presumed to Reject.

Intercompany Claims and Intercompany Interests:	All Intercompany Claims and Intercompany Interests will be reinstated or modified as agreed by the Company and the Requisite Creditors. Unimpaired – Presumed to Accept or Reject.

[1]	Subject to discussion and agreement between the company and the Requisite Creditors.

GENERAL PROVISIONS

Executory Contracts and Unexpired Leases:	As of and subject to the occurrence of the Effective Date and the payment of any applicable Cure Amount, all executory contracts and unexpired leases to which any of the Debtors are parties shall be deemed assumed, unless such contract or lease (i) was previously assumed or rejected by the Debtors, pursuant to a Final Order of the Bankruptcy Court, (ii) previously expired or terminated pursuant to its own terms or by agreement of the parties thereto, (iii) is the subject of a motion to reject filed by the Debtors on or before the Confirmation Date, (iv) contains a change of control or similar provision that would be triggered by the Restructuring (unless such provision has been irrevocably waived) or (v) is specifically designated as a contract or lease to be rejected on the Schedule of Rejected Contracts; provided, however, that the Requisite Creditors consent to such rejection, such consent not to be unreasonably withheld.

Board of Directors:	The Board of Directors will consist of (i) the Reorganized Debtors’ chief executive officer and (ii) the other directors selected by the Requisite Creditors, whose identities shall be disclosed in the plan supplement (the “New Board”).

Charter, By-Laws and Organizational Documents:	The Amended Organizational Documents will become effective as of the Effective Date.

Management Incentive Plan:	The Plan will provide for the establishment of a post-emergence management incentive plan to be adopted by the New Board (the “Management Incentive Plan”), which will (i) include restricted stock units, options, New Common Shares, or other rights exercisable, exchangeable, or convertible into New Common Shares representing 8.0% of the New Common Shares on a fully diluted and fully distributed basis and assuming the exercise of all of the Warrants (the “MIP Equity”) and (ii) include other terms and conditions customary for similar type equity plans. No less than 50% of the MIP Equity will be granted at emergence to management employees in the form of restricted stock units (or the economic equivalent), on other customary terms and conditions for similar type awards, and which shall vest ratably over three years with the breakdown between time and performance based awards being determined by the New Board. .

Severance Arrangements:	The Plan will provide for the implementation at emergence of customary severance arrangements for executive officers and other employees on a basis no less favorable than those in existence on the date hereof or with current market practice for a publicly traded company the size and nature of the Company.

KEIP/KERP:	To the extent the Company decides to seek Bankruptcy Court approval of (a) a key employee incentive plan for insider employees (the “KEIP”), and/or (b) a key employee retention plan for key non-insider employees (the “KERP”), the Company shall seek approval of the Consenting Creditors with respect to the terms of such KEIP and/or KERP prior to filing motion(s) seeking approval of the KEIP and/or KERP.

Treatment of all Notes, Instruments, Certificates and other Documents:	On the Effective Date of the Plan, all notes, instruments, certificates evidencing debt of the Company and Interests in Parent will be treated as agreed among the Company and the Requisite Creditors.

Vesting of Assets:	On the Effective Date, pursuant to section 1141(b)-(c) of the Bankruptcy Code, all operating assets of the Company will vest in the Reorganized Debtors free and clear of all liens, Claims, and encumbrances, except as otherwise provided by the Plan.

Survival of Indemnification Obligations and D&O Insurance:	Any obligations of the Company pursuant to corporate charters, bylaws, limited liability company agreements, or other organizational documents to indemnify current and former officers, directors, managers, members, agents, or employees with respect to all present and future actions, suits, and proceedings against the Company or such directors, officers, managers, members, agents, or employees, based upon any act or omission for or on behalf of the Company will not be discharged or impaired by confirmation of the Plan. All such obligations will be assumed by the Company under the Plan (and shall be treated as executory contracts to be assumed under the Plan, to the extent applicable) and will continue as obligations of the Reorganized Debtors. Any Claim based on the Company’s obligations thereunder will be an Allowed Claim.

In addition, after the Effective Date, the Reorganized Debtors will not terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies (including any “tail policy”) in effect or purchased as of the Petition Date, and all members, managers, directors, and officers of the Company who served in such capacity at any time prior to the Effective Date or any other individuals covered by such insurance policies, will be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, officers, or other individuals remain in such positions after the Effective Date.

Conditions to Effectiveness:

Effectiveness of the Plan will be subject to the satisfaction of customary conditions, including the following (as applicable):

i.   the Definitive Documents (as defined in the RSA) will contain terms and conditions consistent in all material respects with this Term Sheet and the RSA;

ii.  the Bankruptcy Court will have entered the Confirmation Order, and such Confirmation Order will not have been stayed or modified;

iii.   to the extent an Exit Facility is entered into, the Exit Facility, including all documentation related thereto, will have been consummated;

iv.   other conditions to be agreed among the Debtors and the Requisite Creditors

v.  all governmental approvals, including Bankruptcy Court approval, necessary to effectuate the Restructuring will have been obtained and all applicable waiting periods will have expired; and

vi.   all Restructuring Expenses will have been paid in full.

The conditions to effectiveness may be waived, in whole or in part, in writing (which may be via e-mail) by the Debtors and the Requisite Creditors.

Releases by Debtors:	The following Debtor release provision shall appear in the Plan, as may be modified by written agreement (which may be via e-mail) of the Debtors and the Requisite Creditors:

Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Causes of Action, including any derivative claims, asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort or otherwise, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the Debtors’ capital structure, management, ownership, or operation thereof, including any draws under the Revolving Credit Facility), the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any avoidance actions, intercompany transactions between or among a Debtor or an affiliate of a Debtor and another Debtor or affiliate of a Debtor, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the RSA, the Disclosure Statement, the Plan (including, for the avoidance of doubt, the plan supplement), or any aspect of the Restructuring, including any contract, instrument, release, or other agreement or document created or entered into in connection with the RSA, the Disclosure Statement, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to any of the foregoing. Notwithstanding anything contained herein to the contrary, the foregoing release does not release any obligations of any party under the Plan or any document, instrument, or agreement executed to implement the Plan.

Notwithstanding anything contained herein to the contrary, the foregoing release does not release (i) any obligations of any party under the Plan or any document, instrument, or agreement executed to implement the Plan, (ii) any claims related to any act or omission that is determined in a Final Order to have constituted willful misconduct, gross negligence, or actual fraud, (iii) the rights of any current employee of the Debtors under any employment agreement or plan, (iv) the rights of the Debtors with respect to any confidentiality provisions or covenants restricting competition in favor of the Debtors under any employment agreement with a current or former employee of the Debtors, or (v) the rights of Holders of Allowed Claims or Interests to receive distributions under the Plan.

Releases by Releasing Parties:

The following Releasing Party release provision shall appear in the Plan, as may be modified by written agreement (which may be via e-mail) of the Debtors and the Requisite Creditors:

Except as otherwise expressly set forth in the Plan or the Confirmation Order, on and after the Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged by each Releasing Party from any and all Causes of Action, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, including any derivative claims asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the Debtors’ capital structure, management, ownership, or operation thereof, including any draws under the Revolving Credit Facility), the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions between or among a Debtor or an affiliate of a Debtor and another Debtor or affiliate of a Debtor, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the RSA, the Disclosure Statement, the Plan (including, for the avoidance of doubt, the plan supplement), or any aspect of the Restructuring, including any contract, instrument, release, or other agreement or document created or entered into in connection with the RSA, the Disclosure Statement, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to any of the foregoing.

Notwithstanding anything contained herein to the contrary, the foregoing release does not release (i) any obligations of any party under the Plan or any document, instrument, or agreement executed to implement the Plan, (ii) any claims related to any act or omission that is determined in a Final Order to have constituted willful misconduct, gross negligence, or actual fraud, (iii) the rights of any current employee of the Debtors under any employment agreement or plan, (iv) the rights of the Debtors with respect to any confidentiality provisions or covenants restricting competition in favor of the Debtors under any employment agreement with a current or former employee of the Debtors, or (v) the rights of Holders of Allowed Claims or Interests to receive distributions under the Plan.

Exculpation:

The following exculpation provision shall appear in the Plan, as may be modified by written agreement (which may be via e-mail) of the Debtors and the Requisite Creditors:

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the

Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement and related prepetition transactions (including any draws under the Revolving Credit Facility), the Disclosure Statement, the Plan, the plan supplement, or any transaction related to the Restructuring, any contract, instrument, release or other agreement or document created or entered into before or during the Chapter 11 Cases, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order to have constituted actual fraud, gross negligence or willful misconduct, but in all respects such Exculpated Parties shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

Discharge and Injunction:	The Plan will contain standard discharge and injunction provisions.

Exemption from SEC Registration	The issuance and distribution under the Plan of the (i) New Common Shares and (ii) Warrants will be issued in reliance on the exemption from registration under the Securities Act or applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code.

Securities Issuance Requirements/ Registration Rights Agreement:

The issuance of the New Common Shares will be subject to the following requirements (the “Securities Issuance Requirements”):

•  the issuance of the New Common Shares under the Plan on the Effective Date will be made through the facilities of DTC in accordance with the customary practices of DTC for a mandatory distribution and the Reorganized Debtors will reflect ownership of the New Common Shares through the facilities of DTC; provided, however, that to the extent the New Common Shares are not eligible for distribution in accordance with DTC’s customary practices, Reorganized Parent shall take all such reasonable actions as may be required to cause the distributions of the New Common Shares under this Plan, provided, further, however, that Holders of Existing Equity Interests that are entitled to receive New Common Shares (upon the exercise of their Warrants), but had held such Existing Equity Interests outside of the facilities of DTC, may receive their New Common Shares by means of book-entry with the Reorganized Debtor’s transfer agent;

•  no later than seven (7) calendar days prior to the Voting Deadline, the Debtors, with the consent of the Requisite Creditors, shall make a determination as to whether Reorganized Parent will continue to be a reporting company under the Exchange Act, 15 U.S.C. §§ 78(a) – 78(pp) following a date that is on or after the Effective Date (the “Reporting Decision Date”) to be agreed upon by the Debtors and the Requisite Creditors. If the Debtors, with the consent of the Requisite Creditors, determine that Reorganized Parent will continue to be a reporting company under the Exchange Act following the Reporting Decision Date, the Debtors shall use their commercially reasonable efforts to have the New Common Shares listed on the New York Stock Exchange, or another nationally recognized exchange, as soon as practicable following the Effective Date, subject to meeting applicable listing requirements. If the Debtors determine pursuant to this provision that Reorganized Parent will not continue to be a reporting company under the Exchange Act following the Reporting Decision Date, the Debtors shall file a governance term sheet, in form and substance reasonably acceptable to the Company and the Requisite Creditors, with the plan supplement;

•  the composition of the New Board will (i) if the Debtors, subject to the consent of the Consenting Creditors, determine that Reorganized Parent will continue to be a reporting company under the Exchange Act, comply in all respects with the rules applicable to the nationally recognized exchange on which the New Common Shares are to be listed (and the Requisite Creditors will agree to such modifications to the New Board as are necessary to comply with such requirements) or (ii) if the Debtors, subject to the consent of the Consenting Creditors, determine that Reorganized Parent will not continue to be a reporting company under the Exchange Act, be consistent with the governance term sheet referred to in the immediately preceding provision; and

•  after the Effective Date, the sale or transfer of the New Common Shares will not be subject to any right of first refusal or right of first offer restrictions in favor of other holders of the New Common Shares.

Furthermore, on the Effective Date, the Reorganized Debtors, the Consenting Creditors and any holder of 10% or more of the New Common Shares will be party to a registration rights agreement providing for customary demand registration rights with respect to New Common Shares held by such Consenting Creditors and holders (the “Registration Rights Agreement”).

Tax Structure:	To the extent practicable, the Restructuring contemplated by this Term Sheet will be structured so as to obtain the most beneficial tax structure for the Company, its equity holders post-transaction, holders of Existing Equity Interests, and holders of Senior Notes Claims, as determined by the Company and the Requisite Creditors.

Consent Rights of Consenting Creditors:	Notwithstanding anything to the contrary herein or in the Plan, any and all consent rights of the Consenting Creditors set forth in the RSA with respect to the Definitive Documents, including any amendments, restatements, supplements, or other modifications to such documents, will be incorporated into the Plan by reference and fully enforceable as if stated in full in the Plan.

Restructuring Expenses:

The Company will pay, immediately prior to the Petition Date, all Restructuring Expenses, including fees and expenses estimated to be incurred prior to the filing of the Chapter 11 Cases, for which invoices or receipts are furnished by the advisors to the Consenting Creditors at least one (1) Business Day prior thereto.

On the Effective Date, without the need to file a fee or retention application in the Chapter 11 Cases, the Company will pay all Consenting Creditor Restructuring Expenses, including unpaid fees and expenses estimated to be incurred through the Effective Date to the extent invoiced at least one (1) Business Day before the Effective Date by the advisors to the Consenting Creditors.

On the Effective Date, the Company will pay all unpaid Debtor Restructuring Expenses (in the case of Debtor Restructuring Expenses incurred prior to the Confirmation Date, solely to the extent approved by an order of the Bankruptcy Court), including unpaid fees and expenses estimated to be incurred from the Confirmation Date through the Effective Date to the extent invoiced at least one (1) Business Day before the Effective Date by the advisors to the Debtors.

Retention of Jurisdiction:	The Plan will provide for a broad retention of jurisdiction by the Bankruptcy Court for (i) resolution of Claims, (ii) allowance of compensation and expenses for pre-Effective Date services, (iii) resolution of motions, adversary proceedings, or other contested matters, (iv) entry of such orders as necessary to implement or consummate the Plan and any related documents or agreements, and (v) other customary purposes.

Fiduciary Out[2]	Notwithstanding anything to the contrary herein, nothing in this Term Sheet, the RSA, or any of the Definitive Documents shall require a Debtor or the board of directors, board of managers, or similar governing body of a Debtor, after consulting with counsel, to take any action or to refrain from taking any action with respect to the Restructuring to the extent taking or failing to take such action would be inconsistent with applicable law or its fiduciary obligations under applicable law, and any such action or inaction pursuant to this provision shall not be deemed to constitute a breach of the RSA, this Term Sheet, or any of the Definitive Documents.

The Debtors may terminate the RSA, this Term Sheet or any Definitive Document if the board of directors, board of managers, or such similar governing body of any Debtor determines, after consulting with counsel and, after prompt written notice to counsel to the Consenting Creditors, (i)

[2]	[NTD: Provision to be mirrored in the RSA].

that proceeding with any of the transactions comprising the Restructuring would be inconsistent with the exercise of its fiduciary duties or applicable law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal.

ANNEX 1

Defined Terms

Defined Terms

“Ad Hoc Noteholder Group”	The ad hoc group of Senior Noteholders represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP, as counsel, and PJT Partners LP, as financial advisor.

“Administrative Expense Claim”	Any right to payment constituting a cost or expense of administration incurred during the Chapter 11 Cases of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority under sections 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including (i) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries, or commissions for services and payments for goods and other services and leased premises), (ii) Fee Claims, and (iii) Restructuring Expenses.

“Allowed”	With reference to any Claim or Interest, (i) any Claim or Interest arising on or before the Effective Date (a) as to which no objection to allowance has been interposed within the time period set forth in the Plan or (b) as to which any objection has been determined by a Final Order of the Bankruptcy Court to the extent such objection is determined in favor of the respective holder, (ii) any Claim or Interest as to which the liability of the Debtors and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court, or (iii) any Claim or Interest expressly allowed under the Plan; provided, however, that notwithstanding the foregoing, the Reorganized Debtors will retain all claims and defenses with respect to Allowed Claims that are reinstated or otherwise unimpaired pursuant to the Plan.

“Alternative Restructuring Proposal”	Any inquiry, proposal, offer, bid, term sheet, discussion, or agreement with respect to a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, liquidation, asset sale, share issuance, tender offer, exchange offer, recapitalization, plan of reorganization, share exchange, business combination, joint venture, or similar transaction involving the Company or the debt, equity, or other interests in the Company that is an alternative to one or more of the transactions comprising the Restructuring.

“Amended Organizational Documents”	The forms of certificate of incorporation, certificate of formation, bylaws, limited liability company agreements, shareholder agreement (if any), or other similar organizational documents, as applicable, of the Reorganized Parent.

“Business Day”	Any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are authorized or required by law or executive order to close.

“Cash”	Legal tender of the United States of America.

“Cause of Action”	Any action, claim, cross-claim, third-party claim, cause of action, controversy, dispute, demand, right, lien, indemnity, contribution, guaranty, suit, obligation, liability, loss, debt, fee or expense, damage, interest, judgment, cost, account, defense, remedy, offset, power, privilege, proceeding, license, and franchise of

Defined Terms
any kind or character whatsoever, known, unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively (including any alter ego theories), whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law (including under any state or federal securities laws). For the avoidance of doubt, Cause of Action also includes (i) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity, (ii) the right to object to Claims or Interests, (iii) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code, (iv) any claim or defense including fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code, and (v) any state law fraudulent transfer claim.

“Chapter 11 Cases”	The jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on the Petition Date in the Bankruptcy Court.

“Claim”	A “claim,” as defined in section 101(5) of the Bankruptcy Code, as against any Debtor.

“Confirmation Date”	The date on which the Bankruptcy Court enters the Confirmation Order.

“Confirmation Order”	The order of the Bankruptcy Court confirming the Plan in the Chapter 11 Cases.

“Consenting Creditors”	Those Senior Noteholders that are signatories to the RSA, and any subsequent Senior Noteholder that becomes party thereto in accordance with the terms of the RSA.

“Consenting Creditor Restructuring Expenses”	The reasonable and documented fees and expenses incurred by the Consenting Creditors’ advisors pursuant to the terms of their fee letters, including, without limitation, (i) the reasonable and documented fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison, LLP, (ii) the reasonable and documented fees and expenses of Porter Hedges LLP and (iii) all monthly fees, restructuring, transaction and back-end fees payable to PJT Partners LP under and pursuant to its engagement letter, dated [March 31], 2020, executed by the Company, all of which fees shall be deemed reasonable for all purposes hereunder.

“Debtor Restructuring Expenses”	The reasonable and documented fees and expenses of Kirkland & Ellis LLP, Alvarez & Marsal North America, LLC, Moelis and Company, and local counsel to the Company, in each case that are due and owing after receipt of applicable invoices consistent with any applicable engagement letters, provided that with respect to fees and expenses incurred prior to the Confirmation Date, such fees and expenses must have been approved by an order of the Bankruptcy Court.

“Disclosure Statement”	The disclosure statement in respect of the Plan, including all exhibits and schedules thereto, as approved or ratified by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

2

Defined Terms

“DTC”	The Depository Trust Company.

“Effective Date”	The date upon which all conditions to the effectiveness of the Plan have been satisfied or waived in accordance with the terms thereof and the Plan becomes effective.

“Entity”	An “entity,” as defined in section 101(15) of the Bankruptcy Code.

“Estate(s)”	Individually or collectively, the estate or estates of the Debtors created under section 541 of the Bankruptcy Code.

“Exculpated Parties”	Collectively, (i) the Debtors, (ii) the Reorganized Debtors, (iii) the Consenting Creditors, (iv) the Ad Hoc Noteholder Group (v) any statutory committee appointed in the Chapter 11 Cases, and (vi) with respect to each of the foregoing Persons in clauses (i) through (v), such Person’s predecessors, successors, assigns, subsidiaries, affiliates, current and former officers and directors, principals, equity holders, members, partners, managers, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and other professionals, and such Person’s respective heirs, executors, estates, and nominees, in each case in their capacity as such.

“Existing Equity Interests”	Shares of the class of common stock of Parent that existed immediately prior to the Effective Date, including any restricted stock of Parent that vests prior to the Effective Date.

“Exit Facility”	The financing to be provided to the Reorganized Debtors on the Effective Date in accordance with the Plan and a commitment letter to be entered into by the Debtors and the providers of the Exit Facility, which financing will include a revolving or delayed-draw term loan credit facility with a minimum borrowing base and commitment amount on terms to be mutually agreed between the Company and the Requisite Creditors.

“Fee Claim”	A Claim for professional services rendered or costs incurred on or after the Petition Date through the Confirmation Date by professional persons retained by an order of the Bankruptcy Court pursuant to sections 327, 328, 329, 330, 331, or 503(b) of the Bankruptcy Code in the Chapter 11 Cases.

“Final Order”	An order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court, which has not been reversed, vacated, or stayed and as to which (i) the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument, or rehearing shall then be pending, or (ii) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification

3

Defined Terms
of such order, and the time to take any further appeal, petition for certiorari, or move for a new trial, reargument, or rehearing shall have expired; provided, however, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under Rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be filed with respect to such order or judgment.

“Intercompany Claim”	Any Claim against a Debtor held by another Debtor.

“Intercompany Interest”	Any Interest in a Debtor held by another Debtor; provided that no Existing Equity Interest shall be an Intercompany Interest.

“Interest”	Any equity interest (as defined in section 101(16) of the Bankruptcy Code) in the Company, including all ordinary shares, units, common stock, preferred stock, membership interest, partnership interest or other instrument, evidencing any fixed or contingent ownership interest in the Company, whether or not transferable, including any option, warrant, or other right, contractual or otherwise, to acquire any such interest in the Company, that existed immediately before the Effective Date.

“New Common Shares”	Shares of common stock of Reorganized Parent.

“Other Equity Interests”	All Interests in Parent other than Existing Equity Interests.

“Other Priority Claim”	Any Claim that is entitled to priority of payment as specified in section 507(a) of the Bankruptcy Code, other than an Administrative Expense Claim or a Priority Tax Claim.

“Other Secured Claim”	A Secured Claim other than a Priority Tax Claim, or a Revolving Credit Agreement Claim.

“Person”	Any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited partnership, trust, estate, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code), or other Entity.

“Plan”	The chapter 11 plan of reorganization of the Company implementing the Restructuring, including all appendices, exhibits, schedules, and supplements thereto, as may be modified from time to time in accordance with its terms and the RSA.

“Priority Tax Claim”	Any Secured Claim or unsecured Claim of a governmental unit of the kind entitled to priority of payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

4

Defined Terms

“Pro Rata”	The proportion that an Allowed Claim or Interest in a particular class bears to the aggregate amount of Allowed Claims or Interests in that class.

“Registered Holder”	A holder of Existing Equity Interests whose ownership interest is registered directly on the books and records of the Company’s transfer agent.

“Released Parties”	Collectively, (i) the Consenting Creditors, (ii) the Ad Hoc Noteholder Group, (iii) the Senior Notes Trustee, (iv) the arrangers, agents and lenders under the Exit Facility, (v) the Revolving Credit Agreement Agent and the Revolving Credit Agreement Lenders, (vi) any Releasing Party, (vii) with respect to each of the foregoing Persons, in clauses (i) through (vi), each of their affiliates, and (viii) with respect to each of the foregoing Persons in clauses (i) through (vii), such Person’s predecessors, successors, assigns, subsidiaries, affiliates, current and former officers and directors, principals, equity holders, members, partners, managers, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and other professionals, and such Person’s respective heirs, executors, estates, and nominees, in each case in their capacity as such.

“Releasing Parties”	Collectively, (i) the holders of all Claims or Interests who vote to accept the Plan, (ii) the holders of all Claims or Interests whose vote to accept or reject the Plan is solicited but who do not vote either to accept or to reject the Plan, (iii) the holders of all Claims or Interests who vote, or are deemed, to reject the Plan but do not opt out of granting the releases set forth herein, (iv) the holders of all Claims and Interests who were given notice of the opportunity to opt out of granting the releases set forth herein but did not opt out, (v) all other holders of Claims and Interests to the maximum extent permitted by law, (vi) the Consenting Creditors, (vii) the Ad Hoc Noteholder Group, (viii) the Senior Notes Trustee, (ix) the arrangers, agents and lenders under the Exit Facility, (x) the Revolving Credit Agreement Agent and the Revolving Credit Agreement Lenders, (xi) any Releasing Party, (xii) with respect to each of the foregoing Persons, in clauses (i) through (xi), each of their affiliates, and (xiii) with respect to each of the foregoing Persons in clauses (i) through (xii), such Person’s predecessors, successors, assigns, subsidiaries, affiliates, current and former officers and directors, principals, equity holders, members, partners, managers, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and other professionals, and such Person’s respective heirs, executors, estates, and nominees, in each case in their capacity as such.

“Reorganized Debtors”	Each of the Debtors as reorganized on the Effective Date in accordance with the Plan.

“Reorganized Parent”	Parent as reorganized on the Effective Date in accordance with the Plan.

5

Defined Terms

“Requisite Creditors”	As of the date of determination, at least two (2) members of the Ad Hoc Noteholder Group that have signed the RSA holding a majority of the outstanding Senior Notes held by the Ad Hoc Noteholder Group that have signed the RSA as of such date.

“Restructuring Expenses”	All Creditor Restructuring Expenses and Debtor Restructuring Expenses.

“Senior Notes Trustee”	The Bank of New York Mellon Trust Company, N.A., as trustee under the Senior Notes indentures and its successors, assigns, or any replacement trustee appointed pursuant to the terms of the Senior Notes Indenture.

“Secured Claim”	A Claim (i) secured by a lien on collateral to the extent of the value of such collateral as (a) set forth in the Plan, (b) agreed to by the holder of such Claim and the Debtors, or (c) determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code, or (ii) secured by the amount of any right of setoff of the holder thereof in accordance with section 553 of the Bankruptcy Code.

“Securities Act”	Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa, and any rules and regulations promulgated thereby.

“Solicitation Materials”	Collectively, the Disclosure Statement and the related solicitation materials.

“Unimpaired”	With respect to a Claim, Interest, or a class of Claims or Interests, not “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.

“Warrants”	Warrant-A issued to holders of Existing Equity Interests pursuant to the Plan as of the Effective Date that will be exercisable on a non-cash basis for a 4-year period after the Effective Date for a number of shares equal to 10% of the New Common Shares issued and outstanding as of the Effective Date in an amount equal to an implied 110% recovery to Senior Noteholders on account of the Senior Notes Claims, inclusive of non-default interest under the Senior Notes through the date of such exercise calculated as though the Senior Notes remained outstanding through the date of such exercise and all accrued and unpaid interest had been added to the outstanding principal amount of the Notes daily; and Warrant-B issued to holders of Existing Equity Interests pursuant to the Plan as of the Effective Date that will be exercisable on a non-cash basis for a 5-year period after the Effective Date for a number of shares equal to 5% of the New Common Shares issued and outstanding as of the Effective Date in an amount equal to an implied 125% recovery to Senior Noteholders on account of the Senior Notes Claims, inclusive of non-default interest under the Senior Notes through the date of such exercise calculated as though the Senior Notes remained outstanding through the date of such exercise and all accrued and unpaid interest had been added to the outstanding principal amount of the Notes daily; and; provided, however, that to the extent DTC requirements are applicable, if DTC is not able to provide for daily accretion, the Consenting Creditors agree to negotiate in good faith with the Debtors on alternative accretion schedules to address any such impediment.

6

Defined Terms

“Warrant Equity”	The New Common Shares issuable upon the exercise of the Warrants, subject to dilution by the MIP Equity.

7

Exhibit A

Form of Interim Cash Collateral Order

[To attach the form to be filed with the Bankruptcy Court on the Petition Date.]